EXHIBIT D.1
                                                                       EX-99.D.1

     THE TRAVELERS INSURANCE COMPANY o ONE TOWER SQUARE o HARTFORD, CT 06183
                                 A STOCK COMPANY


                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY


We will pay the Death Benefit to the Beneficiary upon receipt at Our Office of Due Proof of the Insured's Death while this policy is in force. Refer to the "Death Benefit" provision on Page 5 and to the "Policy Values" section on Page 6 for information on determining the amount payable upon the Insured's Death.


READ YOUR POLICY CAREFULLY

This is a legal contract between You and Us.


RIGHT TO CANCEL

We want You to be satisfied with the policy that You have purchased. We urge You to examine it closely. If, for any reason, You are not satisfied, You may return the policy to Us or to the agent from whom it was purchased for cancellation within the latest of:

        1.  ten days after the policy was delivered to You; or

        2. ten days after We have mailed or delivered the Notice of the Right to Cancel to You; or

        3. forty-five days after the date the application for this policy was signed.

Within seven days after We receive Your returned policy, We will refund to You all premiums paid, less any Loan Account value. After the policy is returned, it will be considered as if it were never in effect.


                         Signed at Hartford, Connecticut


                                    President


                 FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
          PREMIUMS PAYABLE UNTIL EARLIER OF MATURITY OR INSURED'S DEATH
                     INSURANCE PAYABLE UPON DEATH OF INSURED
                                NON-PARTICIPATING



THE AMOUNT AND/OR DURATION OF THE DEATH BENEFIT AND OTHER VALUES PROVIDED BY THIS POLICY ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT(S). VALUES ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

                                TABLE OF CONTENTS





    Right to Cancel                                                Policy Jacket


    Policy Summary                                                 Page 3


    Definitions                                                    Page 4


    Benefits--Basic Policy                                         Page 5


    Policy Values                                                  Page 6


    Premium and Valuation Provisions                               Page 7


    Continuation of Insurance, Grace Period and Reinstatement      Page 8


    Exchange Option                                                Page 9


    Ownership Rights                                               Page 9


    General Provisions                                             Page 10


    Settlement Options


    A copy of the application and any riders follows the Settlement Options.

                            POLICY SUMMARY

INSURED:  ILLINOIS TEST-ONEC                        STATED AMOUNT: $ 1,500,000
POLICY NUMBER: 7703666                              POLICY DATE: FEB 11, 2004
AGE: 31                                             ISSUE DATE:  MAR  4, 2004
MATURITY DATE: FEB 11, 2073                         MONTHLY DEDUCTION DAY:  11TH
                                                           OF EACH MONTH

--------------------------------------------------------------------------------
                             BENEFIT DESCRIPTION
--------------------------------------------------------------------------------
INITIAL STATED AMOUNT:   $1,500,000

INITIAL PREMIUM:         $8,000.00

PLANNED PREMIUM:         $8,000.00

PLANNED PREMIUM PAYABLE:  ANNUALLY

INSURANCE OPTION:        1 (LEVEL OPTION)

MINIMUM STATED AMOUNT:   $50,000

MINIMUM AMOUNT INSURED:  THE PERCENTAGE OF THE CASH VALUE, BASED ON THE
                         INSURED'S AGE, REQUIRED FOR THE POLICY TO QUALIFY AS LIFE INSURANCE ACCORDING TO FEDERAL INCOME TAX LAWS. SEE TABLE IN POLICY FOR DETAILS

MINIMUM INCREASE AMOUNT: $50,000

MINIMUM LOAN AMOUNT:     $500

MAXIMUM LOAN AMOUNT:     100% OF (CASH VALUE LESS SURRENDER PENALTIES)
                         AS OF THE DAY WE RECEIVE YOUR LOAN REQUEST

ANNUAL LOAN INTEREST     POLICY YEARS 1-15: 5.66% IN ADVANCE
 RATE CHARGED:           POLICY YEARS 16 AND THEREAFTER: 3.85% IN ADVANCE

ANNUAL LOAN INTEREST
 RATE CREDITED:          4.00% IN ARREARS

FULL SURRENDER CHARGE:   APPLIES FOR THE FIRST 10 POLICY YEARS PER THOUSAND OF
                         INITIAL STATED AMOUNT, AND FOR THE FIRST 10 POLICY
                         YEARS FOLLOWING ANY APPLIED FOR STATED AMOUNT INCREASE
                         PER THOUSAND OF INCREASE AMOUNT, AS FOLLOWS:

                      POLICY   CHARGE          POLICY    CHARGE
                       YEAR   PER $1000         YEAR    PER $1000
                         1      $ 3.64            6      $ 1.82
                         2      $ 3.28            7      $ 1.46
                         3      $ 2.91            8      $ 1.09
                         4      $ 2.55            9      $  .73
                         5      $ 2.18           10      $  .36

MINIMUM PARTIAL SURRENDER AMOUNT: $  500



L-TVLAC                        PAGE 3(A)

                                  POLICY SUMMARY

INSURED:  ILLINOIS TEST-ONEC                        STATED AMOUNT: $ 1,500,000
POLICY NUMBER: 7703666                              POLICY DATE: FEB 11, 2004
AGE: 31                                             ISSUE DATE:  MAR  4, 2004
MATURITY DATE: FEB 11, 2073                         MONTHLY DEDUCTION DAY:  11TH
                                                           OF EACH MONTH

--------------------------------------------------------------------------------
                             BENEFIT DESCRIPTION
--------------------------------------------------------------------------------

PARTIAL SURRENDER         AFTER THE FIRST POLICY YEAR THERE IS NO CHARGE FOR
 CHARGE:                  PARTIAL SURRENDERS UP TO AN AMOUNT EQUAL TO THE
                          GREATER OF: A)10% OF TOTAL PREMIUMS PAID AS OF THE
                          DATE OF SURRENDER REQUEST OR B)10% OF THE CASH VALUE
                          AS OF THE DATE OF SURRENDER REQUEST. THE AMOUNTS
                          CALCULATED IN A) AND B) WILL BE REDUCED BY THE AMOUNT
                          OF ANY FREE PARTIAL SURRENDERS MADE IN THE SAME POLICY
                          YEAR. PARTIAL SURRENDERS IN EXCESS OF THE FREE PARTIAL
                          SURRENDER AMOUNT WILL INCUR A CHARGE IN PROPORTION TO
                          THE CHARGE THAT WOULD APPLY TO A FULL SURRENDER. THE
                          PROPORTION WILL BE COMPUTED AS THE SURRENDER AMOUNT
                          DIVIDED BY(CASH VALUE MINUS LOAN ACCOUNT VALUE). WHEN
                          THE PARTIAL SURRENDER IS MADE, FUTURE SURRENDER
                          CHARGES WILL BE REDUCED BY THE SAME PROPORTION.

CHARGE FOR REQUESTED      IN PROPORTION TO THE CHARGE THAT WOULD APPLY TO A FULL
 STATED AMOUNT DECREASE:  SURRENDER. THE PROPORTION WILL BE COMPUTED AS THE
                          AMOUNT OF THE REQUESTED STATED AMOUNT DECREASE DIVIDED
                          BY THE TOTAL STATED AMOUNT THAT WAS IN EFFECT
                          IMMEDIATELY PRIOR TO THE REQUESTED DECREASE. WHEN THE
                          REQUESTED DECREASE IS MADE, FUTURE SURRENDER CHARGES
                          WILL BE REDUCED BY THE SAME PROPORTION.

SALES EXPENSE CHARGE:     2.50% OF EACH PREMIUM PAID, WAIVED IF POLICY STATED
                          AMOUNT PLUS PRIMARY INSURED TERM BENEFIT IS AT LEAST
                          $5,000,000

PREMIUM TAX CHARGE:       2.25% OF EACH PREMIUM PAID

FEDERAL DEFERRED
 ACQUISITION COST CHARGE: 1.25% OF EACH PREMIUM PAID

MONTHLY ADMINISTRATIVE    MAXIMUM $ .08 PER THOUSAND OF INITIAL STATED AMOUNT
 EXPENSE CHARGES:         FOR THE FIRST THREE YEARS FROM THE EFFECTIVE DATE AND
                          FOR THE FIRST THREE YEARS FROM THE EFFECTIVE DATE OF
                          EACH REQUESTED STATED AMOUNT INCREASE; PLUS $6 PER
                          MONTH UNTIL MATURITY DATE IF STATED AMOUNT IS LESS
                          THAN $100,000

INTEREST FACTOR :         1.00327374

RATE CLASS:               MALE  ,STANDARD,SMOKER

L-TVLAC                        PAGE 3(B)

                                 POLICY SUMMARY

INSURED:  ILLINOIS TEST-ONEC                        STATED AMOUNT: $ 1,500,000
POLICY NUMBER: 7703666                              POLICY DATE: FEB 11, 2004
AGE: 31                                             ISSUE DATE:  MAR  4, 2004
MATURITY DATE: FEB 11, 2073                         MONTHLY DEDUCTION DAY:  11TH
                                                           OF EACH MONTH

--------------------------------------------------------------------------------
                             BENEFIT DESCRIPTION
--------------------------------------------------------------------------------

SEPARATE ACCOUNT:

 THE TRAVELERS FUND UL II FOR VARIABLE LIFE INSURANCE

INVESTMENT OPTIONS:
-------------------
CAPITAL APPRECIATION FUND
MANAGED ASSETS TRUST
MONEY MARKET PORTFOLIO

DEUTSCHE ASSET MANAGEMENT VIT TRUST:
   EAFE EQUITY INDEX FUND
   SMALL CAP INDEX FUND

VARIABLE INSURANCE PRODUCTS FUND II:
   CONTRAFUND PORTFOLIO - SERVICE CLASS

THE TRAVELERS SERIES TRUST:
   U.S. GOVERNMENT SECURITIES PORTFOLIO
   LARGE CAP PORTFOLIO
   EQUITY INCOME PORTFOLIO
   MFS MID CAP GROWTH PORTFOLIO
   CONVERTIBLE SECURITIES PORTFOLIO

GREENWICH STREET SERIES FUND:
   EQUITY INDEX PORTFOLIO - CLASS I SHARES
   FUNDAMENTAL VALUE PORTFOLIO

TRAVELERS SERIES FUND INC.:
   AIM CAPITAL APPRECIATION PORTFOLIO
   FIDELITY STRATEGIC EQUITY PORTFOLIO
   MFS TOTAL RETURN PORTFOLIO
   PIONEER STRATEGIC INCOME PORTFOLIO
   SMITH BARNEY HIGH INCOME PORTFOLIO
   SMITH BARNEY LARGE CAPITALIZATION GROWTH PORTFOLIO
   SMITH BARNEY LARGE CAP VALUE PORTFOLIO
   SMITH BARNEY AGGRESSIVE GROWTH PORTFOLIO

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST:
   FRANKLIN SMALL CAP FUND - CLASS 2

JANUS ASPEN SERIES:
   MID CAP GROWTH PORTFOLIO - SERVICE SHARES
   GLOBAL TECHNOLOGY PORTFOLIO - SERVICE SHARES
   WORLDWIDE GROWTH PORTFOLIO - SERVICE SHARES




L-TVLAC                        PAGE 3(C)

                            POLICY SUMMARY

INSURED:  ILLINOIS TEST-ONEC                        STATED AMOUNT: $ 1,500,000
POLICY NUMBER: 7703666                              POLICY DATE: FEB 11, 2004
AGE: 31                                             ISSUE DATE:  MAR  4, 2004
MATURITY DATE: FEB 11, 2073                         MONTHLY DEDUCTION DAY:  11TH
                                                           OF EACH MONTH

--------------------------------------------------------------------------------
                             BENEFIT DESCRIPTION
--------------------------------------------------------------------------------

SEPARATE ACCOUNT:

 THE TRAVELERS FUND UL FOR VARIABLE LIFE INSURANCE

INVESTMENT OPTIONS (CONTINUATION):
----------------------------------
CREDIT SUISSE TRUST
   CREDIT SUISSE EMERGING MARKETS PORTFOLIO

VAN KAMPEN LIFE INVESTMENTS TRUST
   EMERGING GROWTH PORTFOLIO
   COMSTOCK PORTFOLIO CLASS II SHARES

ALLIANCEBERNSTEIN VARIABLE PRODUCT SERIES FUND, INC.
   ALLIANCEBERNSTEIN PREMIER GROWTH PORTFOLIO - CLASS B

DREYFUS VARIABLE INVESTMENT FUND
   SMALL CAP PORTFOLIO - INITIAL SHARES
   APPRECIATION PORTFOLIO

PUTNAM VARIABLE TRUST
   PUTNAM VT INTERNATIONAL EQUITY FUND CLASS - 1B SHARES
   PUTNAM VT SMALL CAP VALUE FUND - CLASS 1B SHARES

AMERICAN VARIABLE INSURANCE SERIES
   GLOBAL GROWTH FUND - CLASS 2
   GROWTH FUND - CLASS 2
   GROWTH-INCOME FUND - CLASS 2

PIMCO VARIABLE INSURANCE TRUST
   TOTAL RETURN PORTFOLIO - ADMINISTRATIVE CLASS

GOLDMAN SACHS VARIABLE INSURANCE TRUST:
   GOLDMAN SACHS CAPITAL GROWTH FUND

PIONEER VARIABLE CONTRACTS TRUST
   PIONEER FUND PORTFOLIO
   PIONEER MID-CAP VALUE VCT PORTFOLIO - CLASS II SHARES

FIDELITY VIP MID CAP PORTFOLIO - SERVICE CLASS 2

FRANKLIN MUTUAL SHARES SECURITIES FUND - CLASS 2 SHARES

LAZARD RETIREMENT SMALL CAP PORTFOLIO

TEMPLETON FOREIGN SECURITIES FUND - CLASS 2



L-TVLAC                             PAGE 3(D)

                                 POLICY SUMMARY

INSURED:  ILLINOIS TEST-ONEC                        STATED AMOUNT: $ 1,500,000
POLICY NUMBER: 7703666                              POLICY DATE: FEB 11, 2004
AGE: 31                                             ISSUE DATE:  MAR  4, 2004
MATURITY DATE: FEB 11, 2073                         MONTHLY DEDUCTION DAY:  11TH
                                                           OF EACH MONTH

--------------------------------------------------------------------------------
                             BENEFIT DESCRIPTION
--------------------------------------------------------------------------------

THE MAXIMUM INVESTMENT OPTION DAILY DEDUCTION FOR ALL INVESTMENT OPTIONS (IN BASIS POINTS) IS .1781 FOR POLICY YEARS 1-5, .1096 FOR POLICY YEARS 6-15, AND 0 FOR POLICY YEARS 16 AND AFTER.

INFORMATION ABOUT THE SEPARATE ACCOUNT IS PROVIDED IN THE PROSPECTUS FOR THE POLICY AND THE SEPARATE ACCOUNT. YOU SHOULD CAREFULLY REVIEW THE PROSPECTUS.

WE RESERVE THE RIGHT TO LIMIT FREE TRANSFERS AMONG THE INVESTMENT OPTIONS TO FOUR TIMES IN ANY POLICY YEAR AND TO CHARGE A $10 FEE FOR EACH ADDITIONAL TRANSFER THAT WE ALLOW.

PREMIUM FOR THE BASIC POLICY MAY BE PAID UNTIL THE EARLIER OF THE MATURITY DATE OR THE INSURED'S DEATH. CHARGES FOR RIDERS ARE PAYABLE TO THE EARLIER OF THE APPLICABLE EXPIRY DATE OR THE INSURED'S DEATH.

COVERAGE UNDER THIS POLICY MAY END PRIOR TO THE MATURITY DATE IF PREMIUM PAYMENT AND/OR INVESTMENT EXPERIENCE ARE INSUFFICIENT TO CONTINUE INSURANCE TO SUCH DATE.


L-TVLAC  REV. 5-04                  PAGE 3(E)

                                 POLICY SUMMARY

INSURED:  ILLINOIS TEST-ONEC                        STATED AMOUNT: $ 1,500,000
POLICY NUMBER: 7703666                              POLICY DATE: FEB 11, 2004
AGE: 31                                             ISSUE DATE:  MAR  4, 2004
MATURITY DATE: FEB 11, 2073                         MONTHLY DEDUCTION DAY:  11TH
                                                           OF EACH MONTH

--------------------------------------------------------------------------------
       TABLE OF MAXIMUM MONTHLY GUARANTEED COST OF INSURANCE RATES
               (MONTHLY RATE PER $1000 OF COVERAGE AMOUNT)
--------------------------------------------------------------------------------

    POLICY   MAXIMUM POLICY   MAXIMUM POLICY   MAXIMUM  POLICY   MAXIMUM
      YEAR      RATE   YEAR      RATE   YEAR      RATE    YEAR      RATE
      ----      ----   ----      ----   ----      ----    ----      ----
        1    0.15060    19    0.54020    37    2.69610     55   14.53250
        2    0.15600    20    0.58590    38    2.94350     56   15.87440
        3    0.16310    21    0.63840    39    3.21700     57   17.26970
        4    0.17140    22    0.69760    40    3.52680     58   18.71940
        5    0.18150    23    0.76490    41    3.88180     59   20.23610
        6    0.19360    24    0.83900    42    4.29100     60   21.84550
        7    0.20780    25    0.91900    43    4.75550     61   23.59540
        8    0.22410    26    1.00420    44    5.26770     62   25.57450
        9    0.24240    27    1.09410    45    5.81880     63   28.00750
       10    0.26340    28    1.19050    46    6.40060     64   31.40160
       11    0.28590    29    1.29590    47    7.00680     65   36.79810
       12    0.31020    30    1.41320    48    7.64310     66   44.65000
       13    0.33650    31    1.54520    49    8.33070     67   58.04500
       14    0.36500    32    1.69490    50    9.09340     68   78.36080
       15    0.39560    33    1.86310    51    9.95610     69   82.27880
       16    0.42780    34    2.04930    52   10.94090
       17    0.46220    35    2.25090    53   12.04620
       18    0.49950    36    2.46630    54   13.25080


RATE CLASS: MALE  ,STANDARD,SMOKER




THE RATES USED FOR THE COST OF INSURANCE DEDUCTION ARE GUARANTEED NOT TO EXCEED THE MAXIMUM RATES SHOWN ABOVE. THE RATES ARE BASED ON THE 1980 COMMISSIONERS STANDARD ORDINARY SEX DISTINCT MORTALITY TABLE. THE COST OF INSURANCE IS DEDUCTED ON THE MONTHLY DEDUCTION DAY.



L-TVLAC                            PAGE 3(COI)

                                   DEFINITIONS

ACCUMULATION UNIT: a standard of measurement used to determine the values in each Investment Option.

AGE:   age as of the Insured's most recent birthday.

AMOUNT INSURED: equals the Stated Amount if Death Benefit Option 1 is selected; equals the Stated Amount plus Cash Value if Death Benefit Option 2 is selected. The Amount Insured will always be at least equal to the Minimum Amount Insured described on the Policy Summary.

BENEFICIARY(IES): the person(s) named to receive the benefits of this policy upon the death of the Insured.

CASH SURRENDER VALUE: the Cash Value less any Loan Account value and applicable surrender charges.

CASH VALUE: the sum of the values held in the Investment Options and the Loan Account.

COVERAGE AMOUNT: the Amount Insured less the Cash Value.

DEATH BENEFIT: the amount payable to the Beneficiary if the Insured's death occurs while this policy is in force. See "Death Benefit" provision on Page 5 for details.

DEDUCTION AMOUNT: a monthly charge deducted from the Cash Value. See "Deduction Amount" provision on Page 6 for detail on components of this charge.

DEDUCTION DAY: the day of each month on which the Deduction Amount is deducted. Shown on the Policy Summary.

DUE PROOF OF INSURED'S DEATH: a copy of a certified death certificate; a copy of a certified decree of a court of a competent jurisdiction as to the finding of death; a written statement by a medical doctor who attended the deceased; or any other proof satisfactory to Us.

IN WRITING:  in a written form satisfactory to Us and received at Our Office.

INSURED: the person whose life is insured under this policy. Shown on the Policy Summary.

INVESTMENT OPTION: an open-ended management investment company, or a portfolio thereof, to which values may be directed under the Separate Account. Shown on the Policy Summary.

ISSUE DATE: the date on which We issue the policy. Shown on the Policy Summary.

LOAN ACCOUNT: the account to which We transfer the amount of any policy loan.

MATURITY DATE: an anniversary of the Policy Date on which the policy matures (see Maturity Benefit, page 5). Shown on the Policy Summary.

MAXIMUM INVESTMENT OPTION DAILY DEDUCTION: the maximum charge that We deduct from each Investment Option to cover Our mortality and expense risk charges. Shown on the Policy Summary.

MINIMUM AMOUNT INSURED: a stated percentage of the Cash Value determined as of the first day of the Policy Month, as specified on "Minimum Amount Insured Table" in policy.

NET PREMIUM: Premium paid less the Sales Expense Charge, Premium Tax Charge and Federal Deferred Acquisition Cost Charge as shown on the Policy Summary.

OUR OFFICE: The Travelers Insurance Company, Policyholder Services, One Tower Square, Hartford, Connecticut 06183-5071 or any other office which We may designate for the purpose of administering this policy.

POLICY ANNIVERSARY: an anniversary of the Policy Date.

POLICY DATE: the date on which the policy becomes effective. Shown on the Policy Summary.

POLICY MONTH: twelve one-month periods during the Policy Year, each of which begins on the Policy Date or the Deduction Day.

POLICY YEAR: each successive twelve-month period; the first beginning with the Policy Date.

SEPARATE ACCOUNT: the Separate Account that We established for this class of policies and certain other policies. The Separate Account is shown on the Policy Summary and is divided into segments that correspond to the Investment Options.

STATED AMOUNT: a dollar amount used to determine the Death Benefit of the policy. Shown on the Policy Summary.

VALUATION DATE: a date on which policy values are determined. This is any day on which the New York Stock Exchange is open for trading. VALUATION PERIOD: the period between successive valuations.

WE, US, OUR: The Travelers Insurance Company.

YOU, YOUR: the owner(s) of this policy.

                             BENEFITS--BASIC POLICY


DEATH BENEFIT
Upon receipt at Our Office of Due Proof of the Insured's Death while the policy is in force, We will pay to the Beneficiary the Death Benefit of the policy. The Death Benefit will be the Amount Insured at the time of the Insured's death, less any:

        1.  Loan Account value;

        2.  Deduction Amount due but not paid; and

        3. amount payable to an assignee under a collateral assignment of the policy.

The Death Benefit may be limited as provided under the Misstatement and Suicide provisions on Page 10. The Death Benefit depends on the Death Benefit Option that is in effect on the date of the Insured's death, and is affected by any increase or decrease to the Initial Stated Amount. Benefits provided by any rider attached to this policy will end according to the termination provision(s) therein.


MATURITY BENEFIT

If the Insured is living on the Maturity Date, We will pay You the Cash Value as of the Maturity Date, less any:

        1.  Loan Account value;

        2.  Deduction Amount due but not paid; and

        3. amount payable to an assignee under a collateral assignment of the policy.

Upon maturity, insurance will end and We will have no other obligation under this policy. We will request that You return the policy to Us.


DEATH BENEFIT OPTIONS AND AMOUNT INSURED

There are two Death Benefit Options. Under Option 1 (the Level Death Benefit Option), the Amount Insured is the greater of the Stated Amount or any Minimum Amount Insured on the date of the Insured's death. Under Option 2 (the Variable Death Benefit Option), the Amount Insured is the greater of the Stated Amount plus the Cash Value, or any Minimum Amount Insured on the date of the Insured's death.

You may request a change in Death Benefit Option while the Insured is living and this policy is in force. We will require evidence of insurability satisfactory to Us if You request a change from Option 1 to Option 2. We will effect the change on the later of the Deduction Day on or following the day We receive the request, or the Deduction Day on or immediately following Your requested effective date. If You request a change from Option 2 to Option 1, the Stated Amount will be increased by the Cash Value. If You request a change from Option 1 to Option 2, the Stated Amount will be decreased by the Cash Value.

The remaining Amount Insured and the remaining Stated Amount in effect after any change may not be less than the respective minimum amounts shown on the Policy Summary.


REQUESTED CHANGES IN STATED AMOUNT

Increases -- After the first Policy Year and prior to the Policy Anniversary on which the Insured is Age 86, You may request an increase to the Stated Amount. The request must be made In Writing. We will not allow a requested increase to the Stated Amount for less than the Minimum Increase Amount shown on the Policy Summary. The increase will be effective on the date shown on the supplemental Policy Summary that We will send You. We will require evidence of insurability satisfactory to Us if You request an increase.

Decreases -- After the second Policy Year, You may request a decrease to the Stated Amount. The decrease will be effective on the later of the Deduction Day on or following Our receipt of Your request, or the Deduction Day on or immediately following Your requested effective date. There is a charge for requested Stated Amount decreases as shown on the Policy Summary.

The decrease will be applied as follows: first against the most recent increase to the Stated Amount; then to other increases in the Stated Amount in the reverse order in which they occurred; and last, to the Initial Stated Amount.

After any change, the Stated Amount in effect may not be less than the Minimum Stated Amount shown on the Policy Summary. We will send You a supplemental Policy Summary reflecting any change.

                                  POLICY VALUES

CASH VALUE

The Cash Value on the Policy Date is equal to the initial Net Premium minus the Deduction Amount due. On each Valuation Date, the Cash Value is equal to the sum of the accumulated values in the Investment Options plus any Loan Account value. The accumulated value in an Investment Option equals A times B where:

            A is the number of Accumulation Units on the Valuation Date; and

            B is the then current Accumulation Unit Value for that Investment Option.

Policy values on other days are calculated in a manner consistent with this method.


DEDUCTION AMOUNT

On each Deduction Day, the Deduction Amount is deducted from the Cash Value minus Loan Account value. The first Deduction Day is the Policy Date. The Deduction Day is shown on the Policy Summary.

The Deduction Amount will be charged monthly against each Investment Option in proportion to the value of each Investment Option on each Deduction Day. The Deduction Amount is equal to:

        1.  The cost of insurance; plus

        2. The Monthly Administrative Expense charge shown on the Policy Summary; plus

        3. The cost of any supplemental benefits for which a separate charge is shown on the Policy Summary; plus

        4.  Any other applicable charges shown on the Policy Summary.

The maximum guaranteed cost of insurance for any month is equal to C times the result of A minus B where:

            A is the Amount Insured for the month divided by the Death Benefit
              Interest Factor shown on the Policy Summary;

            B is the Cash Value on the Deduction Day;

            C is the cost for each $1,000 of Coverage Amount shown in the Table of Maximum Monthly Guaranteed Cost of Insurance Rates on the Policy Summary, divided by $1,000.

The maximum guaranteed cost of insurance rates shown on the Policy Summary are based on the Insured's age, sex and rate class for the Initial Stated Amount and each increase in the Stated Amount. We may use rates lower than those shown. We will base any future changes in these rates only on Our future expectations as to mortality, expenses and persistency. Nothing in this policy will be affected by Our actual mortality and expenses. We will determine the current rates for the Initial Stated Amount and for each increase to the Stated Amount at the start of each Policy Year and will guarantee them for that Policy Year. Any change that We make in the current rates will be on a uniform basis for insureds of the same age, sex, duration and rate class.

When the Amount Insured is equal to the Minimum Amount Insured shown on the Policy Summary, We will use the rate class for the most recent increase that required evidence of insurability to determine the cost of insurance.

If You have selected Death Benefit Option 1 and have made increases in the Stated Amount, the Cash Value will first be considered a part of the Initial Stated Amount. If the Cash Value exceeds the Initial Stated Amount, it will then be considered a part of the additional Stated Amount resulting from increases in the order of those increases.

The Deduction Amount for the following month will be taken out of the Cash Value on the Deduction Day. If the Cash Surrender Value is not enough to pay the Deduction Amount due and no further premiums are paid, the Grace Period will go into effect (see Grace Period provision, Page 9).


CASH SURRENDER VALUE

The Cash Surrender Value is equal to the Cash Value less any Loan Account value and applicable surrender charges. It will not be less than the minimum Cash Surrender Value required by the insurance laws of the state in which this policy is delivered. A detailed statement of the method of calculating the Cash Surrender Values has been filed with the insurance department of the state in which this policy is delivered.

CASH SURRENDER

While the Insured is living and this policy is in force, You may request a full or partial surrender In Writing. You may do so without the consent of any Beneficiary, unless irrevocably named. We will calculate Your Cash Surrender Value as of the day We receive Your request In Writing and will pay this amount within seven days after such request. A surrender charge may apply as shown on the Policy Summary.

If you request a full surrender, the policy will end on the date that We receive Your request In Writing along with the policy.

We will not make a partial surrender to You for less than the Minimum Partial Surrender Amount shown on the Policy Summary. The amount of any partial cash surrender may not exceed the Cash Surrender Value. If You request a partial surrender, then the Death Benefit, Amount Insured, and Cash Value will be reduced by the amount surrendered, including any applicable partial surrender charge (as shown on the Policy Summary). Additionally, under Death Benefit Option 1, the Stated Amount will be reduced by the amount of the surrender, including any applicable surrender charge. The deduction from the Cash Value will be made on a pro-rata basis against the Cash Value of each Investment Option, unless You request otherwise In Writing. After the reduction, the Amount Insured and Stated Amount must be no less than the respective minimum amounts shown on the Policy Summary.

POLICY LOANS

We will make a loan to You with the policy as security if You assign this policy to Us while it is in force. We will not make a loan to You or increase an outstanding loan for less than the Minimum Loan Amount shown on the Policy Summary. We will pay the loan amount within seven days after We receive Your loan request In Writing.

Loan amounts will be transferred from the Investment Options to the Loan Account in proportion to the Cash Value in each Investment Option as of the date that the loan is made, unless You request otherwise. A Loan Account will be maintained while a loan is outstanding and credited at the Annual Loan Interest Rate Credited shown on the Policy Summary. The value of the Loan Account is the amount of any outstanding loan plus any interest that We credit to the Loan Account, less any interest that We transfer to the Investment Options.

The total Loan Account value may not exceed the Maximum Loan Amount shown on the Policy Summary. Interest on the loan will be payable in advance, at the beginning of each Policy Year, at the Annual Loan Interest Rate Charged shown on the Policy Summary. Interest not paid when due will be added to the Loan Account Value and will bear interest at the same rate.

While the Insured is living and the policy is in effect, all or part of any loan may be repaid. Unless You request otherwise, payment received while there is an outstanding loan on the policy will be applied as follows: first, towards repayment of any loan interest due; next, towards repayment of the loan principal; and last, as a premium payment to the policy. The amount of the repayment will be transferred from the Loan Account and will be allocated among the Investment Options in proportion to the outstanding loan amount associated with each Investment Option. You may not repay a loan that exists at the end of the Grace Period (see provision on Page 9) unless You reinstate this policy.

The Grace Period provision will go into effect if the Loan Account Value exceeds the Cash Value less applicable surrender charges.

                        PREMIUM AND VALUATION PROVISIONS

PREMIUM

Insurance under this policy will take effect when We have received Your payment of at least one Deduction Amount. All premiums are payable at Our Office or to one of Our authorized representatives.

The amount and frequency of the Planned Premium are shown on the Policy Summary. You may request a change in the amount and frequency of the Planned Premium, provided that such change would not disqualify the policy as life insurance under federal tax law.

Premium payments are flexible. At any time before the Maturity Date, additional premium payments may be made, provided that the premium payment plus the total of all premiums already paid does not exceed the limits prescribed by federal income tax laws or regulations to qualify the policy as life insurance. Additionally, We reserve the right to require evidence of insurability before We accept any additional premium payment that would increase the Coverage Amount.

PAYMENT MODE

Premiums may be paid annually, semi-annually or by other arrangement with Our consent. The payment mode may be changed with Our approval.

PREMIUM ALLOCATION

Net Premium payments will be applied to provide Accumulation Units which will be credited to the Investment Options that You have selected in the proportion stated in Your application, or as You have instructed Us most recently.

INVESTMENT OPTION VALUATION

ACCUMULATION UNITS

The number of Accumulation Units to be credited to each Investment Option once a premium payment has been received by Us will be determined by dividing the Net Premium applied to that Investment Option by the current Accumulation Unit Value of that Investment Option.

ACCUMULATION UNIT VALUE

The value of an Accumulation Unit for each Investment Option was initially set at $1.00. We will determine the Accumulation Unit value for each Investment Option on each Valuation Date by multiplying the value on the immediately preceding Valuation Date by the corresponding net investment factor (see Net Investment Factor provision below) for that Investment Option for the Valuation Period just ended.

The value of an Accumulation Unit on any date other than a Valuation Date will be equal to its value as of the next Valuation Date.

NET INVESTMENT FACTOR

The net investment factor is a factor applied to measure the investment performance of an Investment Option from one Valuation Period to the next. The net investment factor for an Investment Option for any Valuation Period is determined by dividing A by B and subtracting C where:

        A is

        1. the net asset value per share of the Investment Option as of the Valuation Date; plus

        2. the per-share amount of any dividend or capital gain distributions by the Investment Option if the ex-dividend date occurs in the Valuation Period just ended; plus or minus

        3. a per-share charge or credit, as We may determine on the Valuation Date for tax reserves; and

        B is

        1. the net asset value per share of the Investment Option as of the last prior Valuation Date; plus or minus

        2. the per-share or per-unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

        C is the applicable Investment Option deduction for the Valuation
        Period.


TRANSFERS BETWEEN INVESTMENT OPTIONS

As long as this policy is in effect, You may request that We transfer all or a part of the Cash Value (minus Loan Account value) from an Investment Option to any other Investment Option available under this policy at the time of request. Such transfers must be in accordance with Our rules. We reserve the right to limit the number of free transfers between Investment Options as described on the Policy Summary. We reserve the right to charge the fee shown on the Policy Summary for transfers beyond that number.

Transfers between Investment Options will result in the addition or deletion of Accumulation Units having a total value equal to the dollar amount being transferred to or from a particular Investment Option. The number of Accumulation Units will be determined by dividing the amount transferred by the Accumulation Unit Value of the Investment Options involved as of the next Valuation Date after We receive Your request for transfer at Our Office.

            CONTINUATION OF INSURANCE, GRACE PERIOD AND REINSTATEMENT

CONTINUATION OF INSURANCE

Subject to the "Grace Period" provision below, if sufficient premium payments are not made, this policy will continue until the day on which the Cash Surrender Value is not enough to pay the Deduction Amount due, or until the Maturity Date, if earlier.

The Continuation of Insurance benefit will not be less than the minimum benefit required by the insurance laws of the state in which this policy is delivered.

GRACE PERIOD

Thirty days after the Cash Surrender Value is insufficient to pay the Deduction Amount due, We will send You a notice of required premium to Your last known address. If the required premium is not paid within 31 days after the notice is sent, the policy will lapse. The policy will have no Cash Value. The policy will continue through the Grace Period, but if the required payment has not been received at Our Office, the policy will terminate at the end of the Grace Period.

REINSTATEMENT

This policy may be reinstated at any time within three years from the date to which the Deduction Amount was paid, if:

        1.  the policy was not surrendered for cash; and

        2.  evidence of insurability acceptable to Us is furnished; and

        3.  all Deduction Amounts past due are paid; and

        4. premium at least equal to the following three Deduction Amounts is paid; and

        5.  all Loan Account value is repaid or restored.

Upon reinstatement, the Cash Value of the policy will be the amount provided by the premium paid, plus any Cash Value as of the date of lapse.

                                 EXCHANGE OPTION

During the first two Policy Years that this policy is in effect, You may exchange this policy for a form of non-variable permanent individual life insurance which We, or one of Our affiliates, then regularly issue for the amount exchanged. No evidence of insurability will be required. We will issue the policy as provided below:

        1. the amount of insurance under the new policy cannot exceed the Death Benefit of this policy at the time of the exchange; and

        2. the Issue Date of the new policy will be the same as the Issue Date of this policy; and

        3. the Insured under the new policy will be the same as the Insured under this policy; and

        4. the premium for the new policy will be based on the Insured's age under this policy; and

        5. the new policy will be based on the same rate class used as of this policy's Issue Date; or, if the same rate class is not available under the new policy, then the new policy will be based on the class that the Insured qualifies for based on his/her insurability as of this policy's Issue Date.

Any Loan Account value must be repaid prior to the issuance of the new policy. Rider benefits included with this policy will be included with the new policy only if such rider benefits are available with the new policy, and will be subject to Our rules then in effect.

An exchange made pursuant to this provision is subject to an equitable adjustment in payments and Cash Values to reflect variance, if any, in the payments and Cash Values under this policy and the new policy.

                                OWNERSHIP RIGHTS

OWNERSHIP

The original owner(s) is (are) shown on the application. While the Insured is living, You may exercise all rights and options that this policy provides and that We permit without the consent of any Beneficiary, unless irrevocably named.

Ownership is transferable by assignment. No assignment is binding on Us until We receive a copy of the assignment In Writing. We will not determine if an assignment is valid. Proof of interest must be filed with any claim under a collateral assignment.


BENEFICIARY

The original Beneficiary is stated in the application. Unless the Beneficiary is irrevocably named, You may name a new Beneficiary while the Insured is living and while this policy is in force by notifying Us In Writing. Any change will be effective from the date You signed the notice of change, even if the Insured's death occurs prior to Our receipt of the notice. We will have no further responsibility for any payment that We made before the notice was received at Our Office.

If no Beneficiary survives the Insured, You will be the Beneficiary. If You are the Insured and no Beneficiary is living at the time of Your death, Your estate will be the Beneficiary. The rights of any collateral assignee may affect the interest of the Beneficiary.

                               GENERAL PROVISIONS

ENTIRE CONTRACT

The entire contract consists of this policy and the application, a copy of which is attached. The policy is issued in consideration of the application and the payment of premium. We will not use any statement to void this policy or to deny a claim under it, unless that statement is contained in an attached written application. All statements in the application will be considered as being made to the best knowledge and belief of the applicant and not as promises of truth.

CHANGES

This policy may only be altered by a written agreement signed by one of Our officers.

NO  DIVIDENDS

This policy is non-participating. It does not share in Our surplus earnings, so You will receive no dividends under it.

MISSTATEMENT

If the age and/or sex of the Insured was incorrectly stated in the application, all benefits will be adjusted to the amount which would have been purchased at the correct age and/or sex, based on the most recent cost of insurance charge.

Proof of age may be filed at any time at Our Office.

SUICIDE

If within two years from the Issue Date, the Insured's death occurs and is due to suicide while sane or insane, the Death Benefit will be limited to the premiums paid less the Loan Account value, any Deduction Amount due, and the amount of any partial surrenders.

If You have applied for an increase to the Stated Amount, the Suicide exclusion period will be begin on the effective date of the increase with respect to payment of the increase.

If this policy is reinstated, the Suicide exclusion period will begin on the reinstatement date.

CONTESTABILITY

No misstatements made in any application for this policy will be used to contest payment of any Death Benefit after the policy has been in force during the lifetime of the Insured for two years from the Issue Date.

If You have applied for an increase to the Stated Amount, the contestability period will begin on the effective date of the increase with respect to payment of the increase.

If this policy is reinstated, the contestability period will begin on the reinstatement date.

SEPARATE ACCOUNT

We have exclusive and absolute ownership and control of the assets of the Separate Account and the associated Investment Options. The assets of the Separate Account will be available to cover the liabilities of Our general account only to the extent that those assets exceed the reserves and other policy liabilities of the Separate Account arising under the variable life insurance policies supported by the Separate Account. The assets of the Separate Account will be valued on each Valuation Date. Our determination of the value of an Accumulation Unit by the method described in this policy will be conclusive. To the extent required by law, the investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of Connecticut. If required, this approval process is on file with the Commissioner of the state where this policy is issued for delivery.

SUBSTITUTION OF SEPARATE ACCOUNT OR INVESTMENT OPTION

If the use of a Separate Account or Investment Option is no longer possible, or in Our judgment becomes inappropriate for the purposes of this policy, We may substitute another Separate Account or Investment Option without Your consent. Substitution may be made with respect to both existing premium payments and investment of future premium payments. However, no such substitution will be made without notice to You and without prior approval of the Securities and Exchange Commission and the approval of the Insurance Commissioner of the state where this policy is issued for delivery, to the extent required by law. We may also add other Investment Options under the policy.

EMERGENCY PROCEDURE

We reserve the right to suspend or postpone the date of any payment of any benefit or values (including the payments of cash surrenders and policy loans) for any Valuation Period (1) when the New York Stock Exchange is closed (except for holidays or weekends); (2) when trading on the Exchange is restricted; (3) when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the securities held in the Separate Account is not reasonably practicable or it is not reasonably practicable to determine the value of the Separate Account's net assets; or (4) when the Securities and Exchange Commission has ordered that the right of surrender be suspended for Your protection; or (5) during any other period when the Securities and Exchange Commission, by order, so permits for Your protection. Any provision of this policy that specifies a Valuation Date or provides for surrenders or loans will be superseded by this Emergency Procedure.

VOTING RIGHTS

If current law requires, You will be entitled to certain voting rights with respect to the Investment Options to which You have allocated premiums.

If current law requires, You will be entitled to instruct Us how to vote at meetings of the shareholders of the Investment Options. We will determine the number of votes to which You will be entitled to instruct Us. If there is a change in the law which permits Us to vote the shares of the Investment Options without direction from You, We reserve the right to do so.

MATURITY OF AN INVESTMENT OPTION

If any Cash Value is attributable to an Investment Option having a specified maturity date, the Cash Value in that Investment Option as of such maturity date will be allocated to the Money Market Investment Option specified on the Policy Summary, unless You request otherwise. We will send written notice to Your last known address at least thirty days in advance of the maturity date of that Investment Option. To select an allocation to an Investment Option other than the Money Market Investment Option, We must receive Your notification In Writing at least seven days before the maturity date of the Investment Option.

ANNUAL STATEMENT

As often as required by law, but at least once in each Policy Year, We will send You a statement showing:

        1.  the Cash Value, Stated Amount and Amount Insured; and

        2. the premiums paid, deductions, surrenders and loans made during the preceding Policy Year; and

        3.  total Loan Account value.

ILLUSTRATIVE REPORTS

You may request an up-to-date illustrative report of values based on past results and current assumptions.

We will provide the illustrative report within a reasonable time and for a reasonable service fee not to exceed $15, unless prohibited by state law.

                               SETTLEMENT OPTIONS

You may elect any of the following Options for amounts payable in one sum under this policy if the amount placed under an Option is at least $5,000. The election must be made In Writing by you, if the Insured is living, or by the Beneficiary, if the Insured has died.

Your election as to payments after the Insured dies is not binding on the payee unless restricted in the election. If you have not made an election prior to the Insured's death, the Beneficiary(ies) may make the election. While the Insured is living, you may cancel an election you made:

        a.  before the Maturity Date if the policy is an endowment; or

        b.  before surrender if the policy has a Cash Value;

unless you made the election irrevocable.

If you cancel an election and have not named a Beneficiary under this policy when the Insured dies, the Beneficiary is you. If you are deceased when the Insured dies, the Beneficiary(ies) is (are) your executors, administrators, or assigns.

If any periodic payment due any payee is less than $100, we may make payments less often so that each payment is at least $100.

If, at the date the first payment under an Option is due, we have declared a higher rate under an Option, we will base the payments on the higher rate.

OPTION 1 - PAYMENTS OF A FIXED AMOUNT: We will make equal monthly payments of the amount elected until the amount placed under this Option, with interest at a rate of not less than 3 1/2% per year, has been paid. This Option cannot be elected if the amount of each monthly payment is not at least $4.50 for each $1,000 of proceeds. The last payment will include any amount that is not enough to make another full payment.

OPTION 2 - PAYMENTS FOR A FIXED PERIOD: We will make equal monthly payments as shown in Table A, for the number of years elected.

OPTION 3 - AMOUNTS HELD AT INTEREST: We will keep amounts under this Option and pay interest on them (monthly, quarterly, semi-annually, or annually, as elected) during the lifetime of the first payee, or for any other period agreed on. Interest will be at rates we set from time to time, but not less than 3 1/2% per year. We will not make interest payments to any other payee after the 30th anniversary of the date this Option first became payable. On the 30th anniversary, we will pay in one sum any amounts being kept for any other payee. If the death of the first payee occurs on or after the 30th anniversary, we will pay the balance to the next payee in one sum.

OPTION 4 - MONTHLY LIFE INCOME: We will make monthly payments, as shown in Table B, during the lifetime of the person on whose life the payments are based either:

        a. with the number of payments assured for 60, 120, 180 or 240 months as elected; or

        b. on the cash refund basis where, if at the death of that person payments have been made for less than the proceeds, we will pay in one sum any amount used to provide this income that exceeds the sum of monthly payments already made.

OPTION 5 - JOINT AND SURVIVOR LEVEL AMOUNT MONTHLY LIFE INCOME: We will make monthly payments, as shown in Table C, based on the lifetime of two persons. We will make monthly payments as long as either person lives.

The payments will be either:

        a. without payments assured (no payments will be made after the death of the survivor); or

        b.  with payments assured for 120 months.

OPTION 6 - JOINT AND SURVIVOR MONTHLY LIFE INCOME - TWO-THIRDS TO SURVIVOR: We will make monthly payments, as shown in Table D, during the joint lifetime of two persons on whose lives payments are based. After the death of either, we will make payments of two-thirds the original amount during the lifetime of the survivor. No payments will be made after the death of the survivor.

OPTION 7 - JOINT AND LAST SURVIVOR MONTHLY LIFE INCOME - MONTHLY PAYMENT REDUCES ON DEATH OF FIRST PERSON NAMED: We will make monthly income payments, as shown in Table E, during the joint lifetime of two persons on whose lives payments are based. One of the two persons will be named the first person. The other will be named the second person. If the second person dies first, we will continue to make monthly payments during the life of the first person. These payments will be in the same amount that was payable during the joint lifetime of the two persons. If the first person dies first, we will continue to make monthly payments during the life of the second person in an amount equal to 50% of the payments that we would have made during the lifetime of the first person. No payments will be made after the death of the survivor.

OPTION 8 - OTHER OPTIONS: We will make any other arrangements for income payments as may be agreed upon.

PAYMENT DUE: The first payment under an option, except Option 3, is due on the date the proceeds become payable under that option. Under Option 3, the first payment is due one month after that date.

PAYEE: We will make each payment under an elected Option when due (as long as the payment is at least $100) to the designated payee, with the designation applying at the due date of each payment. If two or more payees are to share payments under Option 3, we will divide the proceeds on which interest is payable in the proportions designated. Any rights of each payee will apply to each payee's share of the proceeds.

If any payee or the last surviving payee dies while receiving payments, we will pay in one sum:

        a. any amounts not paid which remain (as to that payee) under the option; or

        b. the present value of any remaining payments assured; to the executors, administrators or assigns of that payee.

RIGHTS OF PAYEE:  Unless restricted, a payee under Option 3 has the right to:

        1. Elect Option 1, 2 or 4; but no election may be made under Option 1 or 2 which would continue payments past the 30th anniversary of the date the first payment was due;

        2. Withdraw part or all of the proceeds at any time but not more than four times in any one calendar year; after four times in a calendar year, the payee has the right to withdraw in one sum the entire amount not already paid.

Unless restricted, the payee under Options 1, 2, 4, 5, 6 and 7 has:

        1.  the right to assign any payments under an option; and

        2.  the right to receive the present value of future benefits.

A payee has no right to receive the present value of future benefits under a Life Income Option during the lifetime of the person on whose life the payments are based.

Any payee who has a right to withdraw or receive the present value of future benefits can exercise that right to the exclusion of the rights of any succeeding payee. The calculation of the present value of future benefits under any option will be at an interest rate which will not exceed the actual rate which was used to calculate those benefits by more than one percent.

If, at the time an Option is elected, there is any outstanding loan on or secured by this policy, that loan may be repaid to us in whole or in part.

All amounts that we hold and payments which we make under an Option are exempt from the claims of all creditors to the extend allowed by law. Amounts payable under any Option are a part of and invested in our general corporate funds.

                                     TABLE A
        MONTHLY PAYMENTS FOR FIXED PERIOD PER $1,000 OF PROCEEDS - 3 1/2%

   Mo.                    Mo.                  Mo.                  Mo.                  Mo.                  Mo.
  Years    Installment   Years   Installment  Years   Installment  Years   Installment  Years   Installment  Years   Installment
  -----    -----------   -----   -----------  -----   -----------  -----   -----------  -----   -----------  -----   -----------
    1        $84.654       6       $15.350     11       $9.086      16       $6.763      21       $5.565      26       $4.842
    2         43.055       7        13.376     12        8.464      17        6.465      22        5.393      27        4.732
    3         29.194       8       11.899      13        7.939      18        6.201      23        5.236      28        4.630
    4         22.268       9       10,751      14        7.490      19        5.966      24        5.093      29        4.535
    5         18.115      10        9.835      15        7.101      20        5.755      25        4.963      30         4.44


              TABLE B - MONTHLY LIFE INCOME PER $1,000 OF PROCEEDS
                                      MALE

       Cash     60      120     180     240           Cash    60     120     180    240           Cash    60     120     180    240
Age    Ref.     Mo.     Mo.     Mo.     Mo.    Age    Ref.    Mo.    Mo.     Mo.    Mo.    Age    Ref.    Mo.    Mo.     Mo.    Mo.
---    ----     ---     ---     ---     ---    ---    ----    ---    ---     ---    ---    ---    ----    ---    ---     ---    ---
 20*   $3.35   $3.39   $3.38   $3.37   $3.36    44   $4.06   $4.20  $4.18   $4.14  $4.09    68   $6.10   $6.87  $6.52   $6.01  $5.44
 21     3.37    3.40    3.39    3.38    3.37    45    4.11    4.26   4.24    4.19   4.13    69    6.26    7.09   6.68    6.11   5.49
 22     3.38    3.42    3.41    3.40    3.39    46    4.16    4.32   4.30    4.25   4.18    70    6.42    7.31   6.85    6.21   5.53
 23     3.40    3.44    3.43    3.42    3.41    47    4.21    4.39   4.36    4.30   4.23    71    6.60    7.55   7.02    6.30   5.57
 24     3.43    3.47    3.46    3.45    3.44    48    4.26    4.45   4.42    4.36   4.28    72    6.79    7.81   7.19    6.40   5.61
 25     3.45    3.49    3.48    3.47    3.46    49    4.32    4.53   4.49    4.42   4.33    73    6.99    8.08   7.37    6.48   5.64
 26     3.47    3.51    3.50    3.49    3.48    50    4.38    4.60   4.56    4.48   4.39    74    7.20    8.37   7.56    6.57   5.66
 27     3.49    3.54    3.53    3.52    3.51    51    4.44    4.68   4.63    4.55   4.44    75    7.44    8.67   7.74    6.65   5.69
 28     3.52    3.56    3.55    3.54    3.53    52    4.50    4.76   4.70    4.61   4.49    76    7.67    8.99   7.92    6.72   5.70
 29     3.54    3.59    3.58    3.57    3.56    53    4.57    4.84   4.78    4.68   4.55    77    7.94    9.33   8.11    6.79   5.72
 30     3.57    3.61    3.60    3.59    3.58    54    4.64    4.93   4.86    4.76   4.61    78    8.24    9.69   8.29    6.85   5.73
 31     3.60    3.64    3.63    3.62    3.61    55    4.71    5.03   4.95    4.83   4.67    79    8.53   10.07   8.47    6.90   5.74
 32     3.62    3.67    3.66    3.65    3.64    56    4.79    5.12   5.04    4.91   4.73    80    8.87   10.46   8.64    6.95   5.74
 33     3.65    3.71    3.70    3.69    3.67    57    4.87    5.23   5.13    4.99   4.79    81    9.26   10.88   8.81    6.99   5.75
 34     3.68    3.74    3.73    3.72    3.70    58    4.95    5.34   5.23    5.07   4.85    82    9.62   11.31   8.97    7.02   5.75
 35     3.71    3.78    3.77    3.75    3.74    59    5.04    5.45   5.34    5.15   4.91    83   10.08   11.77   9.11    7.04   5.75
 36     3.75    3.81    3.80    3.79    3.77    60    5.14    5.58   5.44    5.24   4.98    84   10.52   12.27   9.25    7.06   5.75
 37     3.78    3.85    3.84    3.83    3.80    61    5.23    5.70   5.56    5.33   5.04    85   11.06   12.73   9.36    7.07   5.75
 38     3.82    3.89    3.89    3.87    3.84    62    5.34    5.84   5.68    5.42   5.10   And
 39     3.85    3.94    3.93    3.91    3.88    63    5.45    5.99   5.80    5.52   5.16   Over
 40     3.89    3.99    3.97    3.95    3.92    64    5.57    6.14   5.93    5.61   5.22
 41     3.93    4.04    4.02    4.00    3.96    65    5.69    6.31   6.07    5.71   5.28
 42     3.97    4.09    4.07    4.04    4.00    66    5.82    6.49   6.22    5.81   5.33
 43     4.02    4.14    4.12    4.09    4.04    67    5.96    6.67   6.36    5.91   5.39
*and under 20

              TABLE B - MONTHLY LIFE INCOME PER $1,000 OF PROCEEDS
                                     FEMALE

       Cash     60      120     180     240            Cash    60     120     180    240           Cash    60     120     180    240
Age    Ref.     Mo.     Mo.     Mo.     Mo.     Age    Ref.    Mo.    Mo.     Mo.    Mo.    Age    Ref.    Mo.    Mo.     Mo.    Mo.
---    ----     ---     ---     ---     ---     ---    ----    ---    ---     ---    ---    ---    ----    ---    ---     ---    ---
 20*   $3.25   $3.28   $3.27   $3.26   $3.25     44  $3.83   $3.89  $3.88   $3.87  $3.85     68  $5.63   $6.09  $5.93   $5.65  $5.27
 21     3.26    3.30    3.29    3.28    3.27     45   3.87    3.94  3.93     3.91   3.89     69   5.78    6.28   6.09    5.76   5.33
 22     3.28    3.31    3.30    3.29    3.28     46   3.91    3.99  3.98     3.96   3.93     70   5.93    6.48   6.26    5.88   5.38
 23     3.29    3.33    3.32    3.31    3.31     47   3.96    4.03  4.02     4.00   3.97     71   6.08    6.70   6.43    5,00   5.44
 24     3.31    3.35    3.34    3.33    3.32     48   4.00    4.09  4.08     4.05   4.02     72   6.26    6.93   6.61    6.10   5.49
 25     3.33    3.36    3.35    3.34    3.33     49   4.05    4.14  4.13     4.10   4.07     73   6.43    7.18   6.80    6.21   5.53
 26     3.34    3.38    3.37    3.36    3.35     50   4.10    4.20  4.19     4.16   4.12     74   6.62    7.44   6.99    6.31   5.57
 27     3.36    3.40    3.39    3.38    3.37     51   4.15    4.26  4.25     4.21   4.17     75   6.83    7.73   7.19    6.41   5.60
 28     3.38    3.42    3.41    3.40    3.39     52   4.21    4.33  4.31     4.27   4.22     76   7.04    8.03   7.39    6.50   5.63
 29     3.40    3.44    3.43    3.42    3.41     53   4.26    4.40  4.38     4.33   4.27     77   7.28    8.35   7.59    6.58   5.65
 30     3.42    3.46    3.45    3.44    3.43     54   4.32    4.47  4.44     4.40   4.33     78   7.54    8.70   7.79    6.66   5.67
 31     3.45    3.48    3.47    3.46    3.45     55   4.39    4.55  4.52     4.47   4.39     79   7.78    9.06   7.99    6.73   5.69
 32     3.47    3.51    3.50    3.49    3.48     56   4.45    4.63  4.59     4.54   4.45     80   8.07    9.44   8.18    6.79   5.70
 33     3.49    3.53    3.52    3.51    3.50     57   4.53    4.71  4.67     4.61   4.52     81   8.35    9.84   8.36    6.84   5.72
 34     3.52    3.56    3.55    3.54    3.53     58   4.60    4.80  4.76     4.69   4.58     82   8.66   10.25   8.53    6.88   5.72
 35     3.54    3.58    3.57    3.56    3.55     59   4.68    4.90  4.85     4.77   4.65     83   9.00   10.68   8.68    6.92   5.73
 36     3.57    3.61    3.60    3.59    3.58     60   4.76    5.00  4.94     4.85   4.71     84   9.32   11.11   8.83    6.96   5.74
 37     3.60    3.64    3.63    3.62    3.61     61   4.85    5.10  5.04     4.94   4.78     85   9.69   11.55   8.96    6.98   5.74
 38     3.63    3.67    3.66    3.65    3.64     62   4.94    5.22  5.15     5.03   4.85    And
 39     3.66    3.70    3.69    3.68    3.67     63   5.04    5.34  5.26     5.12   4.92    Over
 40     3.69    3.74    3.73    3.72    3.70     64   5.15    5.47  5.38     5.22   4.99
 41     3.72    3.77    3.76    3.75    3.74     65   5.26    5.61  5.50     5.33   5.05
 42     3.76    3.81    3.80    3.79    3.77     66   5.38    5.76  5.64     5.43   5.13
 43     3.79    3.85    3.84    3.83    3.81     67   5.50    5.92  5.78     5.54   5.20
*and under 20

          JOINT AND SURVIVOR MONTHLY LIFE INCOME PER $1,000 OF PROCEEDS


                                             TABLE C - LEVEL AMOUNT                                 TABLE D - 2/3 TO SURVIVOR

 Age and Sex                                                           Age and Sex
----- ------ ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
Male           50              55              60              65              70              50     55       60     65       70
----- ------ ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
       Fem.    55              60              65              70              75              55     60       65     70       75
----- ------ ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
               No      120     No      120     No      120     No     120      No     120      No     No       No     No       No
               Ref.    Mo.     Ref.    Mo.     Ref.    Mo.     Ref.   Mo.      Ref.   Mo.      Ref.   Ref.     Ref.   Ref.     Ref.
----- ------ ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- ------- -------
 50     55    $4.04   $4.03   $4.17   $4.16   $4.28   $4.27   $4.37   $4.36   $4.45   $4.44   $4.40   $4.58   $4.77   $4.98   $5.21
 51     56     4.07    4.06    4.20    4.19    4.32    4.31    4.42    4.41    4.51    4.50    4.44    4.62    4.82    5.04    5.28
 52     57     4.08    4.08    4.23    4.22    4.36    4.35    4.48    4.47    4.57    4.56    4.47    4.66    4.86    5.09    5.34
 53     58     4.12    4.11    4.27    4.26    4.41    4.40    4.53    4.52    4.63    4.62    4.51    4.70    4.91    5.15    5.40
 54     59     4.14    4.13    4.30    4.29    4.45    4.44    4.59    4.58    4.70    4.69    4.54    4.74    4.96    5.21    5.47
 55     60     4.17    4.16    4.34    4.33    4.50    4.49    4.64    4.63    4.77    4.75    4.58    4.79    5.01    5.27    5.54
 56     61     4.19    4.18    4.37    4.36    4.54    4.53    4.70    4.69    4.84    4.82    4.62    4.83    5.07    5.33    5.61
 57     62     4.21    4.20    4.40    4.39    4.59    4.58    4.76    4.75    4.91    4.89    4.65   4..87    5.12    5.39    5.69
 58     63     4.23    4.22    4.44    4.43    4.63    4.62    4.82    4.81    4.99    4.97    4.69    4.92    5.17    5.46    5.77
 59     64     4.26    4.25    4.47    4.46    4.68    4.67    4.88    4.87    5.06    5.04    4.73    4.97    5.23    5.52    5.85
 60     65     4.28    4.27    4.50    4.49    4.72    4.71    4.95    4.93    5.14    5.12    4.77    5.01    5.29    5.59    5.93
 61     66     4.30    4.29    4.53    4.52    4.77    4.76    5.01    4.99    5.22    5.19    4.81    5.06    5.34    5.66    6.01
 62     67     4.32    4.31    4.56    4.55    4.81    4.80    5.07    5.05    5.31    5.27    4.85    5.11    5.40    5.73    6.10
 63     68     4.34    4.33    4.59    4.58    4.86    4.84    5.13    5.11    5.39    5.35    4.90    5.16    5.47    5.81    6.19
 64     69     4.35    4.34    4.62    4.61    4.90    4.89    5.20    5.17    5.48    5.43    4.94    5.53    5.89    5.89    6.29
 65     70     4.37    4.36    4.64    4.63    4.95    4.93    5.26    5.23    5.56    5.52    4.98    5.27    5.59    5.96    6.38

  TABLE E - JOINT AND LAST SURVIVOR MONTHLY LIFE INCOME PER $1,000 OF PROCEEDS
             MONTHLY PAYMENT REDUCES ON DEATH OF FIRST PERSON NAMED

           Age & Sex                                                    Age and Sex-Second Person Named
----------------- ------------ ------------ ---------------- ----------------- ----------------- ---------------- -----------------
                   Male                                  50                55                60               65                70
----------------- ------------ ------------ ---------------- ----------------- ----------------- ---------------- -----------------
                                Female                   55                60                65               70                75
----------------- ------------ ------------ ---------------- ----------------- ----------------- ---------------- -----------------
                                                    No Ref.           No Ref.           No Ref.          No Ref.           No Ref.
----------------- ------------ ------------ ---------------- ----------------- ----------------- ---------------- -----------------
                   50           55                    $4.30             $4.37             $4.44            $4.49             $4.53
                   51           56                     4.35              4.43              4.50             4.55              4.60
                   52           57                     4.40              4.49              4.56             4.62              4.67
                   53           58                     4.45              4.54              4.62             4.69              4.75
First              54           59                     4.51              4.60              4.69             4.76              4.82
Person             55           60                     4.56              4.66              4.76             4.84              4.91
Named              56           61                     4.62              4.73              4.83             4.92              4.99
                   57           62                     4.67              4.79              4.90             5.00              5.08
                   58           63                     4.73              4.86              4.98             5.08              5.17
                   59           64                     4.79              4.93              5.05             5.17              5.27
                   60           65                     4.85              5.00              5.13             5.26              5.37
                   61           66                     4.92              5.07              5.22             5.36              5.48
                   62           67                     4.98              5.14              5.30             5.45              5.59
                   63           68                     5.05              5.22              5.39             5.56              5.70
                   64           69                     5.12              5.30              5.48             5.66              5.82
                   65           70                     5.19              5.38              5.58             5.77              5.95



WE WILL FURNISH THE AMOUNT OF MONTHLY INCOME FOR OTHER AGE COMBINATIONS ON REQUEST. AGE AS USED ABOVE MEANS AGE WHEN INCOME BEGINS.

                         The Travelers Insurance Company
                                One Tower Square
                           Hartford, Connecticut 06183







                 Flexible Premium Variable Life Insurance Policy
          Premiums Payable Until Earlier of Maturity or Insured's Death
                     Insurance Payable Upon Insured's Death
                                Non-Participating